Exhibit 99.1

First Western Financial, Inc. Announces Completion of Sale

of Los Angeles-Based Fixed Income Team

DENVER, November 16, 2020 -- First Western Financial, Inc. (NASDAQ: MYFW), a financial services holding company headquartered in Denver, Colorado (“First Western” or “the Company”), announced today that it has completed the sale of its Los Angeles-based fixed income portfolio management team (“LA fixed income team”) and certain related advisory and sub-advisory arrangements to Lido Advisors, LLC and Oakhurst Advisors, LLC.

On an ongoing basis, the sale of the LA fixed income team is expected to be earnings neutral to the Company, as the revenue decrease will be approximately in-line with the expense reduction.  The sale is not expected to have an impact on First Western's bank clients, but will reduce the Company’s assets under management by approximately $300 million.

The sale is expected to result in an estimated positive impact to the Company’s tangible common equity of approximately $3.0 million to $3.3 million.

Scott C. Wylie, CEO of First Western, said, “The sale of the LA fixed income team represents another important step in our efforts to optimize our cost structure and investment platform, while having a positive impact on our tangible book value per share.  This transaction frees up capital and management resources that can be used to support the continued growth of more profitable areas of the Company and further enhance the strong earnings momentum that we have built this year.  The LA fixed income team has produced strong investment performance, and our arrangement with Lido Advisors and Oakhurst will continue to provide First Western clients with full access to this team through advisory and sub-advisory relationships.  This team will also benefit from the broader distribution platform that Lido Advisors and Oakhurst will provide.”

About First Western Financial, Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming and California. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the COVID-19 pandemic and its effects; integration risks in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming and California; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for loan losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2020 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221

MYFW@finprofiles.com
IR@myfw.com